EXHIBIT 99.1(b)


                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

                            (Pacesetter Transaction)


                    REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


          THIS REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement"), is made and entered into as of November __, 1999, by and among Acadia Realty Trust, a Maryland business trust (the "REIT"), Acadia Realty Limited Partnership, a Delaware limited partnership (the "Partnership"), and the undersigned partners (each, a "Pacesetter Partner") of Pacesetter/Ramapo Associates, a New York limited partnership ("Associates"), which, at the Closing (the "Closing Date") of the transactions contemplated by the Purchase and Sale Agreement by and among Associates, the REIT, the Partnership and Acadia Pacesetter LLC., a Delaware limited liability company (the "Purchase Agreement"), are receiving preferred units of limited partnership interests in the Partnership ("Preferred Units") which are convertible into common units of limited partnership interest in the Partnership ("OP Units"), which in turn, are exchangeable for Conversion Shares (as defined below).

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and intending to be legally bound hereby, the REIT, the Partnership and each of the Pacesetter Partners hereby agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

             (a) "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

             (b) "Conversion Shares" means the Shares issuable upon exchange of the OP Units from time to time.

             (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Exchange Act, as they each may, from time to time, be in effect.

             (d) "Holder(s)" means a holder of Registrable Shares entitled to the rights arising hereunder.

             (e) "Participating Holder" means a Holder whose Registrable Shares are included in a Registration Statement.

             (f) "Registration Expenses" means the expenses described in Section 4 hereof.

             (g) "Registration Statement" means a registration statement filed by the REIT with the Commission for a public offering and sale of equity securities of the REIT (other than a registration statement on Form S-8 or Form S-4, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

             (h) "Registrable Shares" means (i) the Conversion Shares, (ii) any other Shares issued in respect of Conversion Shares, and (iii) any other Shares issued with respect to the Shares issued in clauses (i) and (ii) (because of share splits, share dividends, reclassifications, recapitalizations, or similar events); provided, however, that Shares which are Registrable Shares shall cease to be Registrable Shares

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(x) upon any sale  pursuant to a  Registration  Statement,  or any other sale or transfer of the Registrable Shares in any manner to any person or entity other than a Permitted Transferee (as defined) or as otherwise expressly provided herein, or (y) in the event that Registrable Shares may be freely sold and/or transferred pursuant to Rule 144(k) under the Securities Act.

             (i) "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Securities Act, as they each may, from time to time, be in effect.

             (j) "Shares" means Common Shares of Beneficial Interest of the REIT, par value $.001 per share.

          2. Certain Shelf Registration. Upon the written request of any Holder given no sooner than 90 days prior to the end of the Lock-Up Period (as defined herein), the REIT shall, at any time or, from time to time, at its expense, register the Registrable Shares for resale including for issuance upon conversion or exchange of OP Units, through a shelf Registration Statement pursuant to Rule 415 under the Securities Act, which the REIT shall use its best efforts to file within 90 days after the receipt of the request by such Holder. The REIT shall, at its expense, use commercially reasonable efforts to maintain the effectiveness of such shelf Registration Statement until the earlier of (i) such time as when all of the Registrable Shares have been disposed of or (ii) three years after the conversion or exchange into Shares of all of the OP Units issued upon conversion of the Preferred Units issued under the Purchase Agreement.

          3. Registration Procedures. If and whenever the REIT is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Securities Act, the REIT shall, at its expense:

             (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use best efforts to cause that Registration Statement to become effective;

             (b) use commercially reasonable efforts to cause the Registration Statement to remain effective;

             (c) subject to the provision of Section 2, promptly prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period of time required by the Commission;

             (d) promptly furnish to each Participating Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Participating Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Participating Holders and included in the Registration Statement; and

             (e) promptly use best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of states within the United States as the Participating Holders shall reasonably request; provided, however, that the REIT shall not be required in connection with this subsection 3(d) to: (i) qualify as a foreign corporation in any jurisdiction where, but for the requirements of this subsection 3(d), it would not be obligated to be so qualified; (ii)

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execute a general  consent to service  of  process  in any  jurisdiction;  (iii)
subject itself to taxation in any such jurisdiction; or (iv) register in any state requiring, as a condition to registration, escrow or surrender of any REIT securities held by any security holder other than the Participating Holders.

          If the REIT has delivered a preliminary or final prospectus to a Participating Holder and, after having done so, the prospectus is amended to comply with the requirements of the Securities Act, the REIT shall promptly notify such Participating Holder and, if requested, such Participating Holder shall immediately cease making offers of Registrable Shares and return all prospectuses to the REIT. The REIT shall promptly provide Participating Holders with revised prospectuses and, following receipt of the revised prospectuses, Participating Holders shall be free to resume making offers of the Registrable Shares.

          Notwithstanding any other provisions of this Agreement to the contrary, upon receipt by a Participating Holder of a written notice signed by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the REIT, to the effect set forth below, the REIT shall not be obligated during a reasonable period of time thereafter to effect any registrations pursuant to this Agreement, and each such Participating Holder agrees that it will immediately suspend sales of Shares under any effective Registration Statement for a reasonable period of time, in either case not to exceed 90 days, at any time during which, in the REIT's reasonable judgment, (i) there is a development involving the REIT or any of its affiliates which is material but which has not yet been publicly disclosed or (ii) sales pursuant to the Registration Statement would materially and adversely affect an underwritten public offering for the account of the REIT or any other material financing project or where a proposed or pending material merger or other material acquisition or material business combination or material disposition of the REIT's assets, to which the REIT or any of its affiliates is, or is expected to be, a party. In the event a registration is postponed or sales by a Participating Holder pursuant to an effective Registration Statement are suspended in accordance with this paragraph, there shall be added to the period during which the REIT is obligated to keep a Registration Statement effective the number of days for which the Registration Statement was postponed or sales were suspended.

          4. Expenses of Registration. The REIT will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Agreement, the term "Registration Expenses" shall mean all expenses incurred by the REIT in complying with this Agreement, including without limitation, all registration and filing fees, exchange listing fees, printing expenses, the fees and disbursements of counsel for the REIT and the reasonable fees and disbursements of one counsel selected by the Participating Holders, the fees and disbursements of the REIT's accountants, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

          5.  Indemnification.

             (a) Indemnification of Participating Holders. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the REIT will indemnify and hold harmless each Participating Holder, each of its directors and officers and each other person, if any, who controls such Participating Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which such Participating Holder or controlling person may become subject under the Securities Act, the Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any

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preliminary  prospectus  or  final  prospectus  contained  in  the  Registration
Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the REIT will reimburse such Participating Holder and each such controlling person for any legal or any other expenses reasonably incurred by such Participating Holder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the REIT will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue
statement  or  omission  made  in  such  Registration   Statement,   preliminary
prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the REIT, in writing, by or on behalf of any Participating Holder or controlling person specifically for use in the preparation thereof; and provided further, however, that any indemnification contained in this paragraph with respect to any preliminary prospectus shall not inure to the benefit of any person who otherwise is entitled to indemnification hereunder on account of any loss, liability, claim, damage or expense if a copy of an amended or supplemental preliminary prospectus, or the final prospectus, shall have been delivered or sent to such person within the time required by the Securities Act, and the untrue statement or omission of a material fact was corrected in such amended or supplemental preliminary prospectus or final prospectus and provided that such person did not deliver such amended or supplemental preliminary prospectus or final prospectus on a timely basis.

             (b) Indemnification of the REIT. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Participating Holder will indemnify and hold harmless the REIT, each of its directors and officers and each person, if any, who controls the REIT within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the REIT, such directors and officers or controlling persons may become subject under the Securities Act, Exchange Act, Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case only if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the REIT by or on behalf of such Participating Holder or controlling person, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement. No Participating Holder shall be liable pursuant to this Section 5(b) for any amount in excess of the proceeds of the offering received by such Participating Holder.

             (c) Notice of Claim. Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 unless the failure to provide such notice materially prejudices the defense by the Indemnifying Party

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against such claim.  The  Indemnified  Party may  participate in such defense at such party's expense (provided that the counsel of the Indemnifying Party shall control the defense of such claim or proceeding); provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would, in the opinion of counsel of the Indemnified Party, be inappropriate due to actual or potential
differing   interests   between  the  Indemnified  Party  and  any  other  party
represented by such counsel in such proceeding, it being understood, however, that in such event, the Indemnifying Party shall be liable for the reasonable fees and expenses of only one counsel for the Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation shall as to an Indemnified Party, except with the consent of such Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

          6. Rule 144. The REIT covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the REIT is not required to file such reports, it will, upon the request of the holders of the Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act) and it will do all such other acts and things from time to time as reasonably requested by the holders of the Registrable Securities to the extent required from time to time to enable the holders of the Registrable Shares to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereunder adopted by the Commission.

          7. Cooperation. The Holders shall furnish to the REIT such information regarding the Holders and the distribution proposed by Participating Holders as the REIT may from time to time reasonably request in writing, and shall do such reasonable acts and things as the REIT may from time to time request, with respect to any registration, qualification or compliance referred to in this Agreement and in order to permit the REIT to comply with the requirements of law. Any failure by a Holder to make available such information or to do such acts and things shall constitute a waiver by such Holder of its rights to include such Holder's Registrable Shares in any such registration.

          8. Standstill. Each Holder, if requested by the REIT and an underwriter of Shares or other securities of the REIT, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the REIT held by such Holder for a specified period of time (not to exceed 90 days) following the effective date of a Registration Statement. Such agreement shall be in writing in a form satisfactory to the REIT and such underwriter. The REIT may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the standstill period.

          9. Restriction on Resale. Unless otherwise agreed by the REIT, until the date on which there are no Registrable Shares, each Holder agrees that it will not resell such Registrable Shares without registration under the Securities Act, compliance with Rule 144 under the Securities Act or an opinion of counsel for such Holder reasonably acceptable to the REIT, addressed to the REIT, to the effect that no such registration is required. All reasonable costs, fees and expenses of counsel in connection with such opinion shall be borne by the REIT.


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          10. Lock-Up  Agreement.  In  consideration  of the REIT's agreement to provide the Holders with the registration rights as set forth in this Agreement, each of the Pacesetter Partners agrees with the REIT and the Partnership that it will not sell, assign, or otherwise transfer the OP Units to be issued at the Closing (or Conversion Shares) for a period of one year commencing on the
Closing  Date  (the  "Lock-Up  Period").   Notwithstanding  the  foregoing,  the
aforementioned prohibition shall not apply to (x) conversion to OP Units; (y) a transfer of OP Units (which shall nonetheless comply with any requirements or conditions to transfer in the Partnership Agreement of the Partnership) or Conversion Shares to a Permitted Transferee; or (z) bona fide pledge of OP Units or Conversion Shares (provided that the pledgee agrees to be bound by the terms of this Agreement as if an original signatory thereto). For purposes of this
Section 10, the term "Permitted Transferees" means (i) any partner or other equity owner of the Partnership or Associates; (ii) any equity owner of any partner or other equity owner of the Partnership or Associates; (iii) members of the Immediate Family (as defined below) of any person described in (i) or (ii); and (iv) trusts for the benefit of, or entities controlled by, one or more of the persons described in (i), (ii) or (iii); and/or (v) any public charity, public foundation or charitable institution as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. For purposes of this Section 10, the term "Immediate Family" means, with respect to any natural person, such natural person's spouse, parents, parents-in-law, descendants, nephews, nieces,
brothers,   sisters,   brothers-in-law,   sisters-in-law  and  children-  in-law
(including adopted persons). A transfer to any Permitted Transferee shall not be deemed effective, and the REIT may issue stop transfer instructions to its transfer agent of the Shares in connection with a purported transfer, unless and until the transferor shall give the REIT written notice stating the name and address of the Permitted Transferee and identifying the securities which are being transferred and the REIT shall have received the written agreement of the Permitted Transferee to be bound by the terms of this Agreement as if an original signatory hereto.

          11. Miscellaneous.

             (a) Controlling Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             (b) Notices. All notices and other communications hereunder shall be in writing and shall be sent by certified mail, postage prepaid, return receipt requested; by an overnight express courier service that provides written confirmation of delivery; or by facsimile with written confirmation by the sending machine or with telephone confirmation of receipt, addressed as follows:

                    (i)     If to REIT:

                            Acadia Realty Trust
                            20 Soundview Marketplace
                            Port Washington, NY  11050
                            Attention: Secretary

                    (ii)    If to a Pacesetter Partner:

                            c/o AmCap Incorporated
                            1281 East Main Street
                            Stamford, CT 06092
                            Attn: Mr. Jay Kaiser


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                             with a copy to:

                             Whitman Breed Abbott & Morgan LLP
                             200 Park Avenue
                             New York, New York 10166
                             Attention:  Richard Crystal, Esq.

          Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice. Notices given hereunder shall be deemed received upon actual receipt thereof or, in the case of notice by mail, upon two days from the date notice is first deposited in the mail in the manner provided above

             (a) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of (i) the REIT and its successors and assigns and
(ii) each Holder and its heirs, successors and assigns.

             (b)  Transfer or  Assignment  of  Registration  Rights.  Subject to
Section 10 hereof, the rights with respect to any Registrable Shares to cause the REIT to register such securities granted to a Holder by the REIT under this Agreement may be transferred or assigned by a Holder, in whole or in part, to a transferee or assignee of any Registrable Shares (or any OP Units which are convertible, exercisable or redeemable, directly or indirectly, for Registrable Shares); provided that, in such case, the REIT shall be given written notice stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and the REIT shall have received the written agreement of such transferee or assignee to be bound by the terms of this Agreement.

             (c) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

             (d) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

             (e) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

             (f) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF,  the parties executed and delivered this Agreement on the date first above written.


                                ACADIA REALTY TRUST

                                By: /s/ Kenneth F. Bernstein
                                    ___________________________________________
                                     Name:  Kenneth F. Bernstein
                                     Title:  President

                                ACADIA REALTY LIMITED
                                PARTNERSHIP

                                By: Acadia Realty Trust, its General Partner

                                    By: /s/ Kenneth F. Bernstein
                                        _______________________________________
                                         Name:  Kenneth F. Bernstein
                                         Title:  President


                                PACESETTER PARTNERS:

                                /s/ Ralph Worthington IV
                                _______________________________________________


                                /s/ Robert Holmes
                                _______________________________________________


                                AMCAP, INCORPORATED

                                By:____________________________________________
                                     Name:
                                     Title:

                                LENNOX SECURITIES

                                By:____________________________________________
                                     Name:
                                     Title:

                                 BERLIND GROUP, INC.

                                 By:___________________________________________
                                      Name:
                                      Title:

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909738.9
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